EXHIBIT 99.1

ANTRIABIO, INC. ANNOUNCES $10M MILLION PRIVATE PLACEMENT

MENLO PARK, CA – (April 2, 2014) – AntriaBio, Inc. (OTCQB: ANTB), a biopharmaceutical company focused on developing novel therapeutics for the diabetes market, announced today that in the first quarter of 2014 it raised $10 million in a series of private placement transactions (collectively, the “Financing”).

The Company will be using the proceeds from the Financing for general corporate purposes including the costs associated with its clinical development program for its lead product candidate, AB101, a proprietary, microsphere insulin formulation that has the potential to be administered once per week and transform the treatment paradigm in the more than $10 billion a year basal insulin market.

Nevan Elam, AntriaBio’s Chairman and Chief Executive Officer stated, “At the beginning of the year we committed to raise sufficient funds to execute on our clinical plans for AB101 and now we are excited to move forward with a healthy balance sheet.”

As part of the Financing, AntriaBio issued 28,063,323 units with each unit consisting of one share of the Company’s common stock priced at $0.26 per share and one warrant to purchase a share of common stock with an exercise price of $0.39 per share. Concurrent with this issuance, the $2.7 million in convertible bridge notes issued by the Company in January 2014 converted into shares of common stock.

The securities sold in the Financing have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements. As part of the Financing, the Company has agreed to file a resale registration statement on Form S-1 with the United States Securities and Exchange Commission within 30 days of the closing of the Financing for purposes of registering the resale of the shares of common stock issued or issuable in connection with the Financing.

This notice is issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About AntriaBio, Inc.
AntriaBio is a biopharmaceutical company focused on developing novel therapeutic products for the diabetes market. AntriaBio's development strategy combines FDA approved pharmaceutical agents with its proprietary delivery technology. AntriaBio's lead product candidate is AB101, an injectable once-a-week basal insulin for Type 1 and Type 2 diabetes.
For more information visit: www.antriabio.com.

Forward-Looking Statements
This release, like many written and oral communications presented by AntriaBio, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, AntriaBio undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

AntriaBio, Inc. Contact:
Jenene Thomas
Jenene Thomas Communications, LLC
(908) 938-1475
Jenene@jenenethomascommunications.com

Source: AntriaBio, Inc.

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